Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

      In connection with the Annual Report on Form 10-K of Eclipsys Corporation (the “Company”) for the period ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Paul L. Ruflin, Chief Executive Officer of the Company, and Robert J. Colletti, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

      A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: March 15, 2004

/s/ PAUL L. RUFLIN _________________________________________ Paul L. Ruflin
Chief Executive Officer

Dated: March 15, 2004

/s/ ROBERT J. COLLETTI _________________________________________ Robert J. Colletti
Chief Financial Officer